Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inVentiv Health Announces Significant Investment From Advent International

Thomas H. Lee Partners and Advent to be Equal Ownership Partners in inVentiv Health

Burlington, MA – August 1, 2016 – inVentiv Health, Inc., a global professional services organization designed to help the biopharmaceutical industry accelerate the delivery of much-needed therapies to market, announced today that Advent International, one of the largest and most experienced global private equity investors, has joined Thomas H. Lee Partners (THL) as an equal equity owner of inVentiv Health. Through this agreement, Advent International has agreed to make a material equity investment in inVentiv Health, valuing the company at $3.8 billion on a cash-free, debt-free basis subject to customary adjustments. The transaction, which is subject to regulatory approval and other customary closing conditions, is expected to be completed in the fourth quarter of 2016.

inVentiv Health provides comprehensive and integrated clinical and commercial outsourcing services to the biopharmaceutical industry. The company’s unique Clinical Research Organization (CRO) and Contract Commercial Organization (CCO) business model helps clients improve performance and expedite the delivery of innovative products. The inVentiv Health client portfolio includes all 20 of the largest global biopharmaceutical companies. The company has helped to develop or commercialize 80 percent of all new drugs approved by the FDA and 70 percent approved by the EMA over the last five years. Under THL’s ownership, inVentiv Health more than doubled both revenue and adjusted EBITDA to $2.2 billion and $343 million, respectively.

“We’re pleased to have two preeminent private equity firms – THL and Advent – backing our unique biopharma outsourcing model,” said Michael Bell, Chairman and Chief Executive Officer of inVentiv Health. “It’s a $250 billion market with tremendous potential. With THL’s strategic support we have realized significant growth over the last several years. We’re looking forward to adding Advent’s investment, operational and healthcare sector expertise. This will allow us to realize our full potential so we can better serve the biopharmaceutical industry in navigating an increasingly complex scientific and regulatory environment.”

“inVentiv Health has become a leader in its chosen markets and we are excited to partner with THL and with inVentiv Health’s world-class management team at this point in the company’s evolution. We look forward to helping accelerate inVentiv Health’s growth across its client offerings,” said John Maldonado, a Managing Director at Advent. “We have long viewed the large and growing pharmaceutical outsourcing industry as one of the most attractive segments in healthcare. inVentiv Health is transforming into a global, full-service professional services organization that is uniquely positioned to serve its clients’ variety of needs and we believe that the company’s expertise, combined with our operational resources and THL’s continued involvement, will enable inVentiv Health’s continued success moving forward.”

inVentiv Health • inVentivHealth.com

1 Van de Graaff Drive, Burlington, Massachusetts 01803 • p.800 416 0555

This investment is consistent with Advent’s strategy of investing in healthcare companies with strong growth potential to create value for its stakeholders. Advent has a long track record of investing in the healthcare sector, completing more than 35 investments in 14 countries in the last 26 years.

“We are thrilled to continue our partnership with inVentiv Health,” said Joshua Nelson, Managing Director of THL. “Since our investment, inVentiv Health has shown tremendous growth in both its clinical and commercial businesses, and today’s announcement is a testament to the potential THL and Advent see in the years ahead. We are excited to welcome Advent to this continuing partnership as we work with the tremendously talented management team and employees at inVentiv Health to further grow the business and deliver for its customers.”

As a result of signing the transaction, inVentiv Group Holdings, Inc., the indirect parent company of inVentiv Health, does not plan to pursue an initial public offering of its common stock at this time.

Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Morgan Stanley and Citi acted as financial advisors for inVentiv Health and THL. The transaction is supported by committed financing from BofA Merrill Lynch, Credit Suisse, Goldman Sachs, Morgan Stanley, and Barclays. BofA Merrill Lynch and Barclays also acted as financial advisors to Advent on the transaction.

Weil, Gotshal & Manges LLP acted as legal advisor to both inVentiv Health and THL. Kirkland & Ellis LLP acted as legal advisor to Advent.

About inVentiv Health

inVentiv Health is a global professional services organization designed to help the biopharmaceutical industry accelerate the delivery of therapies to market. Our combined Clinical Research Organization (CRO) and Contract Commercial Organization (CCO) offer a differentiated suite of services, processes and integrated solutions designed to improve client performance. With approximately 15,000 employees and the ability to support clients in 90 countries, our global scale and deep therapeutic expertise enable inVentiv to help clients navigate an increasingly complex environment. For more information, visit inVentivHealth.com.

About Advent International

Founded in 1984, Advent International is one of the largest and most experienced global private equity investors. The firm has invested in more than 300 private equity transactions in 40 countries. As of March 31, 2016, it had $42 billion in assets under management. With offices on four continents, Advent has established a globally integrated team of over 180 investment professionals across North America, Europe, Latin America and Asia. The firm focuses on investments in five core sectors, including business and financial services; healthcare; industrial; retail, consumer and leisure; and technology, media and telecom. After more than 30 years dedicated to international investing, Advent remains committed to partnering with management teams to deliver sustained revenue and earnings growth for its portfolio companies. For more information, visit www.adventinternational.com.

About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. (THL) is one of the world’s oldest and most experienced private equity firms. The firm invests in growth-oriented businesses, headquartered principally in North America, across three broad sectors: Consumer & Healthcare, Media & Information Services, and Business & Financial Services. Since its founding in 1974, THL has raised over $20 billion of equity capital and invested in more than 130 businesses with an aggregate purchase price of more than $150 billion. THL strives to build great companies of lasting value and generate superior investment returns. For more information, please visit www.thl.com.

Contact:

Advent International

Dana Gorman, Abernathy MacGregor

+1 212 371 5999

inVentiv Health

Devin Broda, Sard Verbinnen & Co

+1 212 687 8080

Thomas H. Lee Partners

Robin Weinberg, Sard Verbinnen & Co

+1 212 687 8080

This press release contains forward-looking statements. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in and forward looking statement and such forward-looking statements should not be unduly relied upon. Factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following: the impact of client project delays, cancellations and terminations, including the impact on our backlog; the failure to convert backlog into net revenues; our ability to accurately price our contracts and forecast costs; our ability to achieve operational efficiencies or grow our net revenues faster than expenses; the risks related to our relationships with existing or potential clients who are in competition with each other; our ability to recruit suitable willing investigators and patients for clinical trials; our ability to maintain insurance coverage for our operations and indemnification obligations; the impact of a loss of our access to certain data assets; the potential liability associated with injury to clinical trial participants; the risk of client concentration or concentration in therapeutic areas; our ability to successfully develop and market new services and enter new markets; the impact of any downgrade in our current credit ratings; our history of losses and our ability to achieve and sustain profitability in the future; changes in outsourcing expenditures for clinical development and commercialization services by companies in the biopharmaceutical industry; the impact of government regulators or clients limiting a prescription’s scope or withdrawing an approved product from the market; the potential impact of healthcare reform initiatives or from changes in the reimbursement policies of third-party payers; the impact on our clients of lower cost generic and other competing products; the impact of costs, liability and reputational harm from failing to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the risks associated with an industry-wide reduction in demand for CRO services; the effect of covenant restrictions in our debt agreements on our ability to operate our business; and our ability to service our substantial indebtedness. Readers are referred to the “Risk Factors” discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and item 1A of our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, each on file with the Securities and Exchange Commission, for a further description of these risks and other factors that could prevent us from achieving our goals and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements. We undertake no obligation to publicly update any forward-looking statements.

# # #